EXHIBIT 99.13

First NLC Trust 2005-1

Disclaimer

COMPUTATIONAL MATERIALS

This Series Term Sheet contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by Friedman, Billings, Ramsey & Co., Inc. and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials, including without limitation the collateral tables which follow, are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. Certain mortgage loans contained in this statistical pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date. This statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Friedman, Billings, Ramsey & Co., Inc. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Percent of Principal Balance

		Combined LTV %
Loantype	FICO	< 75	75-80	80-85	85-90	90-95	95+
Fixed	<= 575	0.50	0.31	0.20	0.18	0.01	0.01
Fixed	576 - 600	0.27	0.21	0.14	0.38	0.03	0.05
Fixed	601 - 625	0.45	0.16	0.30	0.29	0.22	0.89
Fixed	626 - 650	0.28	0.24	0.12	0.26	0.22	1.31
Fixed	651 - 675	0.26	0.25	0.02	0.13	0.07	1.36
Fixed	676 >=	0.31	0.22	0.24	0.18	0.20	1.86
ARMs	<= 575	4.97	4.48	2.45	2.79	0.06	0.02
ARMs	576 - 600	2.10	1.51	1.10	2.01	0.70	1.03
ARMs	601 - 625	2.02	6.80	1.35	2.00	0.78	1.18
ARMs	626 - 650	1.48	11.56	0.85	2.31	0.64	0.70
ARMs	651 - 675	0.81	10.82	0.72	1.40	0.81	0.96
ARMs	676 >=	0.73	12.62	0.94	1.39	0.80	0.95

Dollar Amount Per Bucket

		Combined LTV %
Loantype	FICO	< 75	75-80	80-85	85-90	90-95	95+
Fixed	<= 575	$3,705,845	$2,276,589	$1,500,092	$1,353,938	$85,182	$44,832
Fixed	576 - 600	$1,960,075	$1,529,368	$1,042,136	$2,823,877	$232,470	$373,386
Fixed	601 - 625	$3,363,541	$1,219,369	$2,207,538	$2,128,759	$1,654,369	$6,550,685
Fixed	626 - 650	$2,086,932	$1,792,413	$908,855	$1,936,962	$1,631,602	$9,711,915
Fixed	651 - 675	$1,917,954	$1,835,977	$151,580	$938,870	$541,358	$10,084,727
Fixed	676 >=	$2,309,258	$1,626,269	$1,790,898	$1,297,011	$1,492,786	$13,730,963
ARMs	<= 575	$36,762,591	$33,123,488	$18,129,946	$20,621,584	$469,914	$174,852
ARMs	576 - 600	$15,505,772	$11,171,899	$8,111,960	$14,875,050	$5,164,427	$7,618,623
ARMs	601 - 625	$14,961,095	$50,316,084	$9,956,650	$14,814,827	$5,735,783	$8,692,480
ARMs	626 - 650	$10,965,549	$85,531,284	$6,280,859	$17,103,661	$4,697,667	$5,177,816
ARMs	651 - 675	$5,994,523	$80,030,333	$5,351,433	$10,369,837	$6,017,491	$7,073,997
ARMs	676 >=	$5,428,380	$93,365,562	$6,936,980	$10,263,636	$5,931,247	$7,001,450

This Series Term Sheet, including the computational materials herein, was prepared solely by FBR, is intended for use by addressee only, and may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Depositor, Issuer of the securities or any of their affiliates. FBR is acting as underwriter and not acting as agent for the Deposito their affiliates in connection with the proposed transaction. This material is provided for information purposes only, and constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all contain all of the information that a prospective investor may require to make a full analysis of the transaction. All information contained herein is preliminary and it is anticipated that such information will change. The information contained herein information contained in any prior series termsheet for this transaction. In addition, the information contained herein will superseded by information contained in the prospectus and prospectus supplement for this transaction and in any other material subsequently filed with the Securities and Exchange Commission. An offering may be made only through the delivery of and prospectus supplement. Any investment decision with respect to the referenced securities should be made by you solely of the information contained in the prospectus and prospectus supplements.